UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 10, 2023

Commission File Number: 000-52369

FitLife Brands, Inc.
(Exact name of registrant as specified in its charter.)

Nevada	20-3464383
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5214 S. 136th Street, Omaha, Nebraska 68137
(Address of principal executive offices)

402-884-1894
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	FTLF	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into Material Definitive Agreement.

On October 10, 2023 (the “Closing Date”), FitLife Brands, Inc. (the “Company”) entered into a Second Amended and Restated Credit Agreement with First Citizens Bank (the “Bank”), amending and restating that certain Amended and Restated Credit Agreement, dated February 23, 2023, which amended and restated that certain Credit Agreement, dated September 24, 2019 (as amended and restated, the “Credit Agreement”). Pursuant to the Credit Agreement, the Bank provided the Company with a Term Loan B for the principal amount of $10.0 million (the “Term B Loan”), in exchange for the Company issuing a Term B Promissory Note (the “Term B Note”).

Under the Credit Agreement: (i) the Term B Loan accrues interest at a per annum rate equal to 2.75% above the one-month forward-looking term rate (the “Applicable Rate”), based on the secured overnight financing rate published for such day by the Federal Reserve Bank of New York (“Term SOFR Rate”), as in effect two banking days, subject to certain limitations, prior to (a) the Loan Closing Date, in the case of the initial Term SOFR Rate, and, (b) thereafter, the applicable first day of each calendar month (“Rate Adjustment Date”), adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation; and (ii) the Company will make payments on the Term B Loan on March 10th, June 10th, September 10th, and December 10th, of each calendar year, commencing on December 10th, 2023, in amounts sufficient to fully amortize the Term B Loan through October 10, 2028, on which date all principal and accrued interest on the Term B Loan shall be due and payable.

Also on the Closing Date: (i) the Company entered into the Term B Note evidencing the Term B Loan; and (ii) each of the Company and its subsidiaries, NDS Nutrition Products, Inc., iSatori, Inc., 1000374984 Ontario, Inc., and Mimi’s Rock Corp. (collectively, the “Guarantors”), entered into a Reaffirmation of Guaranty (the “Reaffirmation Agreement”), pursuant to which each of the Guarantors agreed and confirmed that the guaranty issued under that certain Guaranty Agreement, dated February 23, 2023, by and between the Bank and the Guarantors (the “Guaranty Agreement”), remains in full force and effect and includes the obligations arising from the Term B Loan. For more information on the Credit Agreement and Guaranty Agreement, see the Company’s Current Report on Form 8-K filed on March 1, 2023.

The foregoing description of the Credit Agreement, Term B Note, and Reaffirmation Agreement (the “Loan Documents”) do not purport to be complete and are qualified in their entirety by the full text of each of the Loan Documents, copies of which are filed hereto as Exhibit 10.1, 10.2, and 10.3, respectively and are incorporated by reference herein. The Loan Documents contain representations, warranties and covenants of each of the parties thereto that are customary for transactions of this type, and such representations, warrants, and covenants were made to each other as of the date of the Loan Documents or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Loan Documents. The Loan Documents are being filed to provide investors with information regarding its terms. The Loan Documents are not intended to provide any other factual information about the parties to the Loan Documents. In particular, the representations, warranties, covenants and agreements contained in the Loan Documents, which were made only for purposes of the Loan Documents and as of specific dates, were solely for the benefit of the parties to the Loan Documents, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Loan Documents instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, security holders and reports and documents filed with the SEC. Investors and security holders are not third-party beneficiaries under Loan Documents and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Loan Documents. In addition, the representations, warranties, covenants and agreements and other terms of the Loan Documents may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Loan Documents, which subsequent information may or may not be fully reflected in the Company's public disclosure.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

As previously disclosed by the Company in its Current Report on Form 8-K, filed with the SEC on September 27, 2023 (the “September 8-K”), the Company entered into an Asset Purchase and Sale Agreement by and between the Company and MusclePharm Corporation (“MusclePharm”), dated September 7, 2023 (the “Purchase Agreement”), pursuant to which a subsidiary of the Company agreed to acquire substantially all of MusclePharm’s assets (the “Assets”), for a purchase price of $18.5 million, subject to certain adjustments (the “Purchase Price”)(the “Acquisition”). The Acquisition was consummated on October 10, 2023 (the “Closing Date”) in accordance with the terms of the Purchase Agreement and the Final Order (as defined in the Purchase Agreement) of the United States Bankruptcy Court for the District of Nevada.

On the Closing Date, the Company paid $16,680,904 in cash (the “Closing Date Payment”), for an aggregate total consideration of $18,505,904, after taking into account (i) the Company’s deposit of $1,825,000, and (ii) certain adjustments to the Purchase Price pursuant to Section 4 of the Purchase Agreement. The Company funded $10.0 million of the Closing Date Payment with the proceeds of the Term B Loan, and the remainder of the Closing Date Payment with the Company’s working capital.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 10.1 to the September 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 8.01 Other Events.

On October 13, 2023, the Company issued a press release announcing the consummation of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description

10.1	Second Amended and Restated Credit Agreement, dated October 10, 2023, by and between FitLife Brands, Inc., and First Citizens Bank
10.2	Term B Note, dated October 10, 2023, issued by FitLife Brands, Inc., to First Citizens Bank.
10.3
Reaffirmation of Guaranty, dated October 10, 2023, by NDS Nutrition Products, Inc., iSatori, Inc., 1000374984 Ontario Inc., and Mimi’s Rock Corp., to and in favor of First Citizens Bank & Trust Company

99.1	Press Release issued by FitLife Brands, Inc., on October 13, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FitLife Brands, Inc.

Date: October 13, 2023	By:	/s/ Dayton Judd
Dayton Judd
Chief Executive Officer